Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Third Quarter 2010 Financial Results

Record $114.5 Million in Total Revenues

Vienna, Va., November 1, 2010 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended September 30, 2010 (the third quarter of its 2010 fiscal year).

Third quarter 2010 revenues were $114.5 million, the highest quarterly total revenues in Company history, versus $104.0 million for the third quarter of 2009, a 10% increase. Product licenses revenues for the third quarter of 2010 were $32.2 million versus $34.4 million for the third quarter of 2009, a 7% decrease. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the third quarter of 2010 were $77.8 million versus $65.7 million for the third quarter of 2009, an 18% increase.

Operating expenses for the third quarter of 2010 were $77.5 million versus $57.1 million for the third quarter of 2009, a 36% increase. The increase in operating expenses was primarily due to an increase in the Company’s worldwide employee headcount and related expenses.

Net income for the third quarter of 2010 was $7.4 million, or $0.63 per share on a diluted basis, compared to $21.4 million, or $1.73 per share on a diluted basis, for the third quarter of 2009.

For the third quarter of 2010, MicroStrategy’s effective tax rate was 10% compared to 29% for the third quarter of 2009. The lower effective tax rate in the third quarter of 2010 was primarily attributable to stronger results outside the U.S. and a benefit recorded due to certain tax provision adjustments.

During the third quarter of 2010, MicroStrategy repurchased 510,733 shares of its class A common stock at an average price per share of $78.21 and an aggregate cost of $39.9 million. As of September 30, 2010, MicroStrategy had 8,218,640 shares of class A common stock and 2,694,362 shares of class B common stock outstanding.

MicroStrategy Receives Highest Overall Ranking in The BI Survey 9:

MicroStrategy achieved the highest overall ranking of the 23 products analyzed in The BI Survey 9, a comprehensive survey of companies using business intelligence software products. The BI Survey 9, conducted by Business Application Research Center (BARC), is the world’s largest independent survey of business intelligence users, with more than 3,000 respondents. The 23 products analyzed were MicroStrategy, QlikTech, Microsoft SSAS, SAP BW / BEx Suite, Cubeware, Board, SAP BusinessObjects

WebIntelligence, Bissantz, IBM Cognos Reporting, Information Builders, arcplan, TARGIT, Jedox PALO, Microsoft SSRS, MIK, Oracle BIEE, SAS, IBM Cognos Analysis, Pentaho, Infor PM, Oracle Hyperion, SAP BusinessObjects Desk Intelligence, and IBM Cognos TM1.

MicroStrategy Rated #1 in 16 Key Performance Areas in Peer Group Analysis of Largest BI Product Suites:

In addition to comparing all 23 products, The BI Survey 9 separately analyzed the product suites of the seven largest BI vendors: MicroStrategy, SAP BusinessObjects, SAP BW / BEx, Oracle BIEE, IBM Cognos, SAS, and Microsoft. Within this group, MicroStrategy received the highest ratings in 16 of the 32 key performance indicators (“KPIs”) analyzed, which is more than any other product suite. Some of the areas in which MicroStrategy was rated #1 include:

•

Business benefits – The BI Survey 9 cited the Business Benefits Index as one of the most important KPIs, with its focus on the bottom-line benefits of BI projects rather than individual technical aspects.

•	Product support quality – MicroStrategy’s customer support was 44% better than the weighted average of the seven product suites analyzed.

•

Deployed seats per administrator head – MicroStrategy customers deployed 1.23 times the number of users (61 users) per administrator than the weighted average (50 users) of the seven product suites, reflective of its low total cost of ownership.

•	Intention to buy more licenses – MicroStrategy customers are over 65% more inclined to expand their use of MicroStrategy than the weighted average of all product suites.

•	Data volumes – For nine consecutive years, MicroStrategy has been the top performer for analyzing the largest data volumes.

•

Query performance (adjusted for data volumes) – Fast query performance emerged as the criterion most closely linked to project success. MicroStrategy’s performance was 3.5 times better than the weighted average of all seven product suites.

•	Loyalty – For six consecutive years, MicroStrategy has been among the leading vendors for customer loyalty.

•	Range of applications deployed – MicroStrategy customers reported the greatest range of applications deployed at five per site.

•

Scalability – MicroStrategy customers expressed high interest in both data and user scalability. In The BI Survey 9, scalability included the proportion of employees using a product, the range of applications deployed, the number of departments served, and data volumes.

MicroStrategy Offers Free Software Package to Develop Mobile Business Intelligence Applications:

In July 2010, MicroStrategy announced the general availability of MicroStrategy Mobile™, a platform that easily extends business intelligence applications to the Apple iPhone® and iPad™. Using a point-and-click interface, mobile BI applications can be built using an intuitive array of iPhone and iPad-optimized displays and controls.

MicroStrategy recently announced the availability of MicroStrategy Mobile Suite, an easy-to-access, no cost software package that allows companies to get started using MicroStrategy Mobile. The MicroStrategy Mobile Suite includes:

•	25 perpetual named user licenses of MicroStrategy Mobile, MicroStrategy Report Services®, MicroStrategy OLAP Services™, and MicroStrategy Intelligence Server™

•	Free e-mail support for 60 days for two named support liaisons for one-on-one problem solving

•	Free online support featuring an easily searchable technical knowledge repository

•	Free online training with self-paced instruction and product simulations

•	Free online forum to pose questions to experts and peers, and share best practices and tips.

To learn more about the free software, visit the MicroStrategy Mobile Suite website, http://www.microstrategy.com/freemobilebi.

MicroStrategy Mobile iPad and iPhone Apps Featured on Apple’s iTunes App Store:

The MicroStrategy Mobile iPad App was recently listed on the iTunes Best Seller list of Free Business iPad Apps and the MicroStrategy Mobile iPhone App was featured on Apple’s “What’s Hot” List on the iTunes App Store. From the App Store, users can download these apps, which include numerous data-rich reports and interactive dashboards to sample the functionality of MicroStrategy Mobile. To download the MicroStrategy Mobile iPad App, visit http://itunes.apple.com/us/app/microstrategy-mobile-for-ipad/id382821025?mt=8 and to download the MicroStrategy Mobile iPhone App, visit http://itunes.apple.com/us/app/microstrategy-mobile/id376256699?mt=8.

New Customers and New Deals with Existing Customers in Q3 2010 Included:

ABN AMRO Bank; Ahold USA Holdings; AT&T Services; Bank of Montreal; Bank of the West; Branch Banking & Trust Company; Bayer HealthCare; Buena Vista Home Entertainment; CBS Interactive; Centers for Medicare & Medicaid Services; Charming Shoppes of Delaware; Classic Residence by Hyatt; Dell Computer Corporation; Department of Homeland Security; DFW International Airport; Dick’s Sporting Goods; Disney Consumer Products; General Motors Corporation; Gregg Appliances; Guitar Center; Hachette Book Group; HE Butt Grocery Company; Kaiser Permanente; La Capitale Assurances Generales; McAfee; McDonald’s Corporation; MySpace; National Institutes of Health; New York Life Retirement Plan Services; Payless ShoeSource Worldwide; PepsiCo; QVC; Philips Electronics Nederland; Royal & Sun Alliance Insurance Company of Canada; Ryder System; Sanmina SCI Corporation; Sears Canada; Siemens IT Solutions and Services; Sensormatic Electronics Corporation; Sony Network Entertainment International; Sterling Jewelers; TACA International Airlines; The Disney Store; The Interpublic Group of Companies; Things Remembered; Time Warner; US Department of Education; Valpak Direct Marketing Systems; Verizon Wireless; and Whole Foods Market Services.

Examples of Customer Deals from Q3 2010:

Bayer HealthCare

Bayer HealthCare, a business area of Bayer, selected MicroStrategy as its global enterprise BI standard. Approximately 10,000 end users across Bayer HealthCare’s Global Operations and R&D business areas will use MicroStrategy for reporting and analysis of business data. Bayer HealthCare selected MicroStrategy for its self-service capabilities, ability to drill easily into data for detailed insights, and its data and user scalability to support a global enterprise.

Dallas/Fort Worth (DFW) International Airport

DFW International Airport, the world’s third busiest airport, selected MicroStrategy software for enterprise-wide reporting. A new MicroStrategy customer, DFW Airport will use MicroStrategy to analyze its business operations and gain insights into the airport’s operational performance and costs. MicroStrategy will provide executives and managers with information dashboards that display volumes of data in a highly visual and interactive manner. With MicroStrategy dashboards, DFW International Airport personnel will have easy access to actionable data that supports informed decision making, strategic planning and analysis, and tactical responses to changing conditions.

Siemens IT Solutions and Services GmbH

Siemens AG is a leader in electronics and electrical engineering, operating in the industry, energy, and healthcare sectors. Siemens IT Solutions and Services GmbH, a subsidiary of Siemens AG, uses MicroStrategy to analyze quality standards in service deliverables. A recent expansion of MicroStrategy products and services now allows 2,000 Siemens users to receive reports via BlackBerry®, iPad, iPhone, email, and Web. Siemens selected MicroStrategy for its ease-of-use, integrated platform, and its ability to accommodate a global enterprise and growing support platform.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its ease-of-use, sophisticated analytics, and superior data and user scalability. MicroStrategy offers free reporting software that can be downloaded from its website, http://www.microstrategy.com/freereportingsoftware. More information about MicroStrategy (Nasdaq: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 9, MicroStrategy Intelligence Server, MicroStrategy Mobile, MicroStrategy OLAP Services and MicroStrategy Report Services are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of acceptance in the market of the MicroStrategy Mobile application platform; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products, such as new or modified products the Company may seek to develop as a result of its high performance initiatives; market acceptance of new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; impairment charges that may be required with respect to the Company’s damaged corporate aircraft and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$32,180	$34,443	$79,064	$71,897
Product support and other services	82,350	69,574	236,393	200,120

Total revenues	114,530	104,017	315,457	272,017

Cost of Revenues
Product licenses	1,966	1,947	5,741	4,523
Product support and other services	25,274	14,592	67,472	42,614

Total cost of revenues	27,240	16,539	73,213	47,137

Gross profit	87,290	87,478	242,244	224,880

Operating Expenses
Sales and marketing	42,002	31,489	114,750	93,376
Research and development	13,675	11,400	36,818	30,407
General and administrative	21,816	14,204	58,950	41,348

Total operating expenses	77,493	57,093	210,518	165,131

Income from continuing operations before financing and other income and income taxes	9,797	30,385	31,726	59,749

Financing and Other (Expense) Income
Interest income, net	192	121	309	516
Other (expense) income, net	(1,817)	(422)	3,176	(1,626)

Total financing and other (expense) income	(1,625)	(301)	3,485	(1,110)

Income from continuing operations before income taxes	8,172	30,084	35,211	58,639
Provision for income taxes	821	8,730	9,341	18,673

Income from continuing operations	7,351	21,354	25,870	39,966

Discontinued operations:
Gain from sale of discontinued operations, net of tax provision of $11,190	—	—	—	14,437
Loss from discontinued operations, net of tax benefit of $54	—	—	—	(107)

Discontinued operations, net of tax	—	—	—	14,330

Net Income	$7,351	$21,354	$25,870	$54,296

Basic earnings per share (1):
From continuing operations	$0.66	$1.79	$2.24	$3.36
From discontinued operations	$—	$—	$—	$1.20

Basic earnings per share	$0.66	$1.79	$2.24	$4.56

Weighted average shares outstanding used in computing basic earnings per share	11,206	11,909	11,572	11,898

Diluted earnings per share (1):
From continuing operations	$0.63	$1.73	$2.16	$3.26
From discontinued operations	$—	$—	$—	$1.17

Diluted earnings per share	$0.63	$1.73	$2.16	$4.43

Weighted average shares outstanding used in computing diluted earnings per share	11,603	12,311	11,976	12,262

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009	2010	2009
Revenues
Product licenses	$32,180	$34,443	$—	$—	$32,180	$34,443
Product support and other services	77,753	65,721	—	—	77,753	65,721
Angel.com services	—	—	4,597	3,853	4,597	3,853

Total revenues	109,933	100,164	4,597	3,853	114,530	104,017

Cost of Revenues
Product licenses	1,966	1,947	—	—	1,966	1,947
Product support and other services	23,162	13,048	—	—	23,162	13,048
Angel.com services	—	—	2,112	1,544	2,112	1,544

Total cost of revenues	25,128	14,995	2,112	1,544	27,240	16,539

Gross profit	84,805	85,169	2,485	2,309	87,290	87,478

Operating Expenses
Sales and marketing	39,979	30,364	2,023	1,125	42,002	31,489
Research and development	12,773	10,443	902	957	13,675	11,400
General and administrative	21,223	13,817	593	387	21,816	14,204

Total operating expenses	73,975	54,624	3,518	2,469	77,493	57,093

Income (loss) from continuing operations before financing and other income and income taxes	10,830	30,545	(1,033)	(160)	9,797	30,385

Financing and Other (Expense) Income
Interest income, net	192	121	—	—	192	121
Other (expense) income, net	(1,785)	(422)	(32)	—	(1,817)	(422)

Total financing and other (expense) income	(1,593)	(301)	(32)	—	(1,625)	(301)

Income (loss) from continuing operations before income taxes	$9,237	$30,244	$(1,065)	$(160)	$8,172	$30,084
Provision for income taxes					821	8,730

Income from continuing operations					7,351	21,354

Discontinued operations:
Gain from sale of discontinued operations, net of tax					—	—
Income from discontinued operations, net of tax					—	—

Discontinued operations, net of tax					—	—

Net income					$7,351	$21,354

Basic earnings per share:
From continuing operations					$0.66	$1.79
From discontinued operations					$—	$—

Basic earnings per share					$0.66	$1.79

Diluted earnings per share:
From continuing operations					$0.63	$1.73
From discontinued operations					$—	$—

Diluted earnings per share					$0.63	$1.73

Basic weighted average shares outstanding					11,206	11,909

Diluted weighted average shares outstanding					11,603	12,311

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009	2010	2009

Revenues
Product licenses	$79,064	$71,897	$—	$—	$79,064	$71,897
Product support and other services	223,618	190,451	—	—	223,618	190,451
Angel.com services	—	—	12,775	9,669	12,775	9,669

Total revenues	302,682	262,348	12,775	9,669	315,457	272,017

Cost of Revenues
Product licenses	5,741	4,523	—	—	5,741	4,523
Product support and services revenues	61,716	38,780	—	—	61,716	38,780
Angel.com services	—	—	5,756	3,834	5,756	3,834

Total cost of revenues	67,457	43,303	5,756	3,834	73,213	47,137

Gross profit	235,225	219,045	7,019	5,835	242,244	224,880

Operating Expenses
Sales and marketing	109,642	90,012	5,108	3,364	114,750	93,376
Research and development	34,416	27,582	2,402	2,825	36,818	30,407
General and administrative	57,415	40,077	1,535	1,271	58,950	41,348

Total operating expenses	201,473	157,671	9,045	7,460	210,518	165,131

Income (loss) from continuing operations before financing and other income and income taxes	33,752	61,374	(2,026)	(1,625)	31,726	59,749

Financing and Other Income (Expense)
Interest income, net	309	516	—	—	309	516
Other income (expense), net	3,186	(1,626)	(10)	—	3,176	(1,626)

Total financing and other income (expense)	3,495	(1,110)	(10)	—	3,485	(1,110)

Income (loss) from continuing operations before income taxes	$37,247	$60,264	$(2,036)	$(1,625)	$35,211	$58,639
Provision for income taxes					9,341	18,673

Income from continuing operations					25,870	39,966

Discontinued operations:
Gain from sale of discontinued operations, net of tax					—	14,437
Loss from discontinued operations, net of tax					—	(107)

Discontinued operations, net of tax					—	14,330

Net income					$25,870	$54,296

Basic earnings per share:
From continuing operations					$2.24	$3.36
From discontinued operations					$—	$1.20

Basic earnings per share					$2.24	$4.56

Diluted earnings per share:
From continuing operations					$2.16	$3.26
From discontinued operations					$—	$1.17

Diluted earnings per share					$2.16	$4.43

Basic weighted average shares outstanding					11,572	11,898

Diluted weighted average shares outstanding					11,976	12,262

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$184,302	$224,769
Restricted cash and investments	1,061	549
Accounts receivable, net	57,729	56,399
Prepaid expenses and other current assets	14,562	10,861
Deferred tax assets, net	18,113	12,642

Total current assets	275,767	305,220

Property and equipment, net	63,732	54,906
Capitalized software development costs, net	10,723	13,431
Deposits and other assets	3,979	3,283
Deferred tax assets, net	1,765	6,490

Total Assets	$355,966	$383,330

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$33,307	$28,460
Accrued compensation and employee benefits	47,507	46,277
Deferred revenue and advance payments	85,802	77,783
Deferred tax liabilities	254	115

Total current liabilities	166,870	152,635

Deferred revenue and advance payments	8,429	3,845
Other long-term liabilities	23,427	12,622

Total Liabilities	198,726	169,102

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,314 shares issued and 8,219 shares outstanding, and 14,302 shares issued and 9,255 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,694 shares issued and outstanding	3	3
Additional paid-in capital	453,548	453,170
Treasury stock, at cost; 6,095 and 5,047 shares, respectively	(447,809)	(366,191)
Accumulated other comprehensive (loss) income	(1,014)	604
Retained earnings	152,498	126,628

Total Stockholders’ Equity	157,240	214,228

Total Liabilities and Stockholders’ Equity	$355,966	$383,330

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2010	2009

Operating activities:
Net income	$25,870	$54,296
Less: Income from discontinued operations, net	—	(14,330)

Income from continuing operations	25,870	39,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,313	7,681
Bad debt expense	2,429	1,153
Deferred taxes	(509)	14,294
Excess tax benefits from stock-based payment arrangements	(115)	(200)
Other, net	26	(10)
Changes in operating assets and liabilities:
Accounts receivable	(4,180)	(7,900)
Prepaid expenses and other current assets	(2,615)	(445)
Deposits and other assets	(707)	254
Accounts payable and accrued expenses	1,462	(1,948)
Accrued compensation and employee benefits	1,243	(4,224)
Deferred revenue and advance payments	12,922	7,085
Other long-term liabilities	10,799	1,572

Net cash provided by operating activities from continuing operations	55,938	57,278
Net cash used in operating activities from discontinued operations	—	(472)

Net cash provided by operating activities	55,938	56,806

Investing activities:
Purchases of property and equipment	(11,817)	(1,860)
Capitalized software development costs	(2,185)	(4,218)
Decrease in restricted cash and investments	248	504

Net cash used in investing activities from continuing operations	(13,754)	(5,574)
Net cash provided by investing activities from discontinued operations	—	24,546

Net cash (used in) provided by investing activities	(13,754)	18,972

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	240	565
Excess tax benefits from stock-based payment arrangements	115	200
Purchases of treasury stock	(81,618)	—
Distribution to Alarm.com minority shareholders	—	(60)

Net cash (used in) provided by financing activities from continuing operations	(81,263)	705
Net cash provided by financing activities from discontinued operations	—	—

Net cash (used in) provided by financing activities	(81,263)	705
Effect of foreign exchange rate changes on cash and cash equivalents	(1,388)	1,272

Net (decrease) increase in cash and cash equivalents	(40,467)	77,755
Cash and cash equivalents, beginning of period	224,769	122,915

Cash and cash equivalents, end of period	$184,302	$200,670